Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, an officer and/or director of Teekay Corporation (the “Company”), appoints Peter Evensen and Vincent Lok, and each of them, either of whom may act without the joinder of the other, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign a Registration Statement on Form F-3 with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of shares of the Company’s common stock for reoffer and resale by the selling shareholders named therein (including post-effective or any other amendments thereto, all exhibits thereto and all other documents in connection therewith) and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: December 10, 2013

THIS POWER OF ATTORNEY MAY BE EXECUTED IN COUNTERPARTS

Name	Title

/s/ C. Sean Day C. Sean Day	Director and Chair of the Board of the Company

/s/ Peter Evensen Peter Evensen	Director, President and Chief Executive Officer of the Company

/s/ Axel Karlshoej Axel Karlshoej	Director and Chair Emeritus of the Company

/s/ Dr. Ian Blackburne Dr. Ian Blackburne	Director of the Company

/s/ William B. Berry William B. Berry	Director of the Company

/s/ Peter S. Jansen Peter S. Jansen	Director of the Company

/s/ Thomas Kuo-Yuen Hsu Thomas Kuo-Yuen Hsu	Director of the Company

/s/ Eileen A. Mercier Eileen A. Mercier	Director of the Company

/s/ Bjorn Moller Bjorn Moller	Director of the Company

/s/ Tore I. Sandvold Tore I. Sandvold	Director of the Company

/s/ Vincent Lok Vincent Lok	Executive Vice President and Chief Financial Officer